Exhibit 20.2

ARRAN  FUNDING  LIMITED - SERIES 05-B

FORM  OF  MONTHLY  SERVICER'S REPORT

Bloomberg Ticker Number:                     ARRAN2005

Arran Funding Limited - Series:              05-B

ABS - Credit Card - Bank, Closing Date:      December 15, 2005

As at:                                       April 18, 2006

                    RATING (S&P/Moodys/Fitch)       POOLFACTOR        PAY       NEXT PAY                     COUPON
TRANCHE   CURRENCY   ORIGINAL         CURRENT   ORIGINAL  CURRENT  FREQUENCY      DATE            BASIS               CURRENT
--------------------------------------------------------------------------------------------------------------------------------
Class A1    USD    AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%   Quarterly  15 Mar 2006  3 Mth $ LIBOR + 0.05%       4.96000%
Class A2    EUR    AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%    Monthly   15 Mar 2006  1 Mth EURIBOR +0.09%        2.72300%
Class A3    GBP    AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%   Quarterly  15 Mar 2006  3 Mth (pound) LIBOR +0.09%  4.67219%
Class B3    GBP       A/A1/A         A/A1/A       100%      100%   Quarterly  15 Mar 2006  3 Mth (pound) LIBOR +0.26%  4.84219%
Class C1    USD    BBB/Baa2/NR     BBB/Baa2/NR    100%      100%   Quarterly  15 Mar 2006  3 Mth $ LIBOR +0.40%        5.31000%
Class C3    GBP    BBB/Baa2/NR     BBB/Baa2/NR    100%      100%   Quarterly  15 Mar 2006  3 Mth (pound) LIBOR +0.46%  5.04219%

      Scheduled start of Controlled Accumulation Period:      1 June, 2009
      Expected maturity:                                      15 December, 2010
      Legal final maturity:                                   15 December, 2012
      Structure:                                              Sr/sub Seq Pay
      Tax Election:                                           Debt
      Amort. Type:                                            Soft Bullet
      Transferors:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
      Originators:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
      Servicer:                                               RBS Cards, a division of The Royal Bank of Scotland plc
      Trustee:                                                Bank of New York (The)
      Underwriter:                                            The Royal Bank of Scotland plc

Pool Performance
------------------------------------------------------------------------------------------------------------------------------

Month end        Gross     Expense    Gross Charge      Net Charge      Excess          Excess          Transferor Interest
               Yield (%)   Rate (%)   Off Rate (%)     Off Rate (%)   Spread (%)      Spread (%)           %           Min %
                                                                                     Roll 1/4 Ave
Mar 31, 2006     21.86%     6.06%            7.79%        7.68%         8.12%           7.95%             42.14%         6%
Feb 28, 2006     18.24%     5.11%            5.88%        5.76%         7.37%            N/A              44.54%         6%
Jan 31, 2006     19.99%     5.47%            6.22%        6.17%         8.35%            N/A              45.20%         6%
Dec 31, 2005     19.85%      N/A             6.16%        6.12%          N/A             N/A              46.35%         6%

    Notes: The main difference between the performance of the securitised pool and that of the bank portfolio is as a result of the volume of receivables on teaser rates in the bank portfolio which have not been transferred to the securitised pool. These have the impact of inflating both yield and the charge-off rate of the securitised portfolio relative to the bank portfolio.

            The bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.
--------------------------------------------------------------------------------

Delinquencies (loans which are 30 days or more past due)
--------------------------------------------------------------------------------
                                    (% Pool)
              ----------------------------------------------------------
Month end      30-59 days     60-89 days    90-179 days     180+ days     Total
---------      ----------     ----------    -----------     ---------     -----

Mar 31, 2006     1.29%          1.01%          2.40%         3.36%        8.06%
Feb 28, 2006     1.32%          0.97%          2.32%         3.24%        7.85%
Jan 31, 2006     1.27%          0.93%          2.27%         3.11%        7.58%
Dec 31, 2005     1.17%          0.92%          2.18%         2.99%        7.26%

--------------------------------------------------------------------------------


Payment Rate
-------------------------------------------------------------------------------
                        Payments                             Pool balance
                 ---------------------------------           ------------
Month End         Total ((pound)000)    Rate (%)              (pound)000

Mar 31, 2006         1,302,499           24.69%               4,996,352
Feb 28, 2006         1,071,000           20.30%               5,212,805
Jan 31, 2006         1,239,175           23.00%               5,275,021
Dec 31, 2005         1,200,030           22.33%               5,388,175

--------------------------------------------------------------------------------

---------------------------------------
Average Actual Balance:   (pound) 1,078


Number of Accounts:           4,636,745
---------------------------------------

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 18th day of April, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business